UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 24, 2006, Tercica, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. (“Lehman”), relating to the public offering, issuance and sale of 5,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”). The price to the public is $6.40 per share, and Lehman has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $6.00 per share. Under the terms of the Underwriting Agreement, the Company has granted Lehman an option, exercisable for 30 days after the offering, to purchase up to an additional 750,000 shares of Common Stock to the extent that Lehman sells more than 5,000,000 shares. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-128224) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 24, 2006.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc. (Registrant)

By:	/S/ STEPHEN N. ROSENFIELD
Stephen N. Rosenfield
Senior Vice President of Legal Affairs

Dated: January 24, 2006

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 24, 2006.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1).